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Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

              We consent to the use in this Amendment No. 1 to the Registration Statement on Form S-1 of Karyopharm Therapeutics, Inc. of our report dated September 4, 2013, except for Note 11, as to which the date is October 25, 2013, relating to our audits of the consolidated financial statements, appearing in the Prospectus, which is part of this Registration Statement. We also consent to the reference to our firm under the captions "Experts" in such Prospectus.

/s/ McGladrey LLP

Boston, MA
October 25, 2013

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  Exhibit 23.1